UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 13, 2008

FUTURE CANADA CHINA ENVIRONMENT INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

333-150110
(Commission File No.)

114 West Magnolia Street
Suite 437
Bellingham, WA 98225
(Address of principal executive offices and Zip Code)

(360) 392-2828
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 5.01     CHANGES IN CONTROL OF THE REGISTRANT

     On November 13, 2008, Chi Ching Chiang transferred 32,920,000 restricted shares of common stock owned by her to Hsi Chun Chiang, our president. The foregoing 32,920,000 shares of common stock constituted all of our shares of common owned by Chi Ching Chiang. Prior to the transfer, Chi Ching Chiang owned 32,920,000 shares of common stock or 85.14%% of the total shares of common stock outstanding. Hsi Chun Chiang owned no shares of our common stock prior to the foregoing transaction. After completion the transfer, Chi Ching Chiang owns no shares of our common stock and Hsi Chun Chiang owns 32,920,000 restricted shares of common stock or 85.14% of the total shares of common stock outstanding. Chi Ching Chiang is the sister of Hsi Chun Chiang, our president. Hsi Chun Chiang paid Chi Ching Chiang $292.00 for the 32,920,000 shares of common stock. Hsi Chun Chiang used her personal funds to acquire the shares of common stock from Chi Ching Chiang.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date: November 14, 2008.

FUTURE CANADA CHINA ENVIRONMENT INC.

BY:   HSI CHUN CHIANG
         Hsi Chun Chiang, President, Principal Executive
         Officer, Secretary, Treasurer, Principal Financial
         Officer and Principal Accounting Officer